Exhibit 107

CALCULATION OF FILING FEE TABLES

Form F-4

(Form Type)

MANGO FINANCIAL GROUP LIMITED

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be Paid(1)	Equity	Ordinary Shares, par value US$0.0001 per share	457(a)	7,830,000	$10.75	$84,172,500	0.0001381	$11,624.22
Fees to be Paid(2)	Equity	Ordinary Shares, par value US$0.0001 per share	457(a)	623,000	$10.75	$6,697,250	0.0001381	$924.89

Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$90,869,750		$12,549.11
	Total Fees Previously Paid					0.00		0.00
	Total Fees Offsets					N/A		N/A
	Net Fee Due							$12,549.11

(1)	Represents the total number of ordinary shares of Cayson Acquisition Corp outstanding as of immediately prior to the closing of the Business Combination. Comprised of (A) 6,000,000 public shares, (B) 1,500,000 founder shares, (C) 100,000 EBC founder shares, and (D) 230,000 shares underlying private units.

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457a) based on the average of the high and low prices for Cayson Acquisition Corp ordinary shares on Nasdaq on February 5, 2026 of $10.75.

(2)	Represents the total number of shares underlying the Rights included in public units and private units of Cayson Acquisition Corp. Comprised of (A) 600,000 shares converted from the 6,000,000 public rights and (B) 23,000 shares converted from the 230,000 rights underlying private units.

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(a)) based on the average of the high and low prices for Cayson Acquisition Corp ordinary shares on Nasdaq on February 5, 2026 of $10.75.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)

Fee Offset Claims

Fee Offset Sources

Rule 457(p)

Fee Offset Claims

Fee Offset Source

(1)